Exhibit 99.1


For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655

                AMERICAN BILTRITE REPORTS SECOND QUARTER RESULTS

          WELLESLEY HILLS, MA, AUGUST 9, 2005 - American Biltrite Inc. (AMEX:ABL) reported today its results for the second quarter of 2005. Net sales for the three months ended June 30, 2005 were $109.5 million, down 2.6% from $112.5 million for the second quarter of 2004. The net loss for the three months ended June 30, 2005 was $14.7 million, which includes a $15.5 million charge by its 55% owned consolidated subsidiary Congoleum Corporation (AMEX:CGM) for asbestos-related reorganization costs. This compares with net income of $1.7 million for the three months ended June 30, 2004. The net loss per share in the second quarter of 2005 was $4.27 compared with net income per share of $0.50 in the second quarter of 2004. For the six months ended June 30, 2005, the net loss was $14.1 million, or $4.09 per share, on sales of $217.0 million, compared with a net loss of $0.3 million, or $0.09 per share, on sales of $211.9 million for the same period last year. Net income in the first quarter of 2005 included a gain of $887 thousand (net of taxes and non-controlling interest), or $0.26 per share, on the sale of a property from a former operation.

          Roger S. Marcus, Chairman of the Board, commented "Both the Tape and Canadian divisions showed improved sales and pre-tax performance in the second quarter of 2005 versus 2004. K&M reported lower sales and pre-tax performance for the second quarter of 2005 compared to 2004. One major customer was the principal cause for this downturn. We are optimistic that new merchandise programs planned for the second half of the year should improve sales to this customer."

          Mr. Marcus continued, "Were it not for the asbestos-related charge, Congoleum would have shown a modest profit for the second quarter despite a large inventory reduction by a major distributor and high raw material costs. Although the reorganization has been frustratingly expensive, we are pleased that Congoleum is moving ahead with its latest plan, and we anticipate a confirmation hearing this December. "

        American Biltrite owns 55% of the common stock outstanding of Congoleum. Generally accepted accounting principles require that American Biltrite recognize 100% of Congoleum's losses in excess of Congoleum's equity. Because Congoleum has a deficit in equity, American Biltrite's consolidated results reflect a charge of $15.5 million related to Congoleum's asbestos-related reorganization costs. Through June 30, 2005, American Biltrite has recognized a cumulative $35.9 million of Congoleum's losses in excess of Congoleum's equity in its consolidated financial statements. However, Congoleum is separately financed and American Biltrite neither guaranties nor is otherwise obligated for any of Congoleum's debts. American Biltrite has no recorded value at risk or economic obligation related to this $35.9 million and does not anticipate that Congoleum's plan of reorganization would have any effect on the rest of American Biltrite's operations. Furthermore, American Biltrite's lending agreements require that its investment in Congoleum be accounted for under the equity method of accounting and not consolidated for purposes of determining American Biltrite's compliance with the financial covenants under those agreements. Had the Company been permitted by generally accepted accounting principles to account for its investment in Congoleum under the equity method, its net loss for the quarter ended June 30, 2005 would have been reduced by $14.6 million (resulting in positive earnings), and its consolidated equity at June 30, 2005 would have been increased by $35.9 million.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE ABOVE NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON AMERICAN BILTRITE'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS. AMERICAN BILTRITE UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH AMERICAN BILTRITE BELIEVES THAT ITS EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES, (II) PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES FOR ASBESTOS-RELATED CLAIMS, INCLUDING INSURANCE COVERAGE AND AVAILABILITY FOR ASBESTOS CLAIMANTS UNDER THE PROPOSED CONGOLEUM REORGANIZATION PLAN WHICH CERTAIN INSURERS HAVE OBJECTED TO IN BANKRUPTCY COURT AND ARE LITIGATING IN NEW JERSEY STATE COURT, (III) COSTS RELATING TO THE EXECUTION AND IMPLEMENTATION OF ANY PLAN OF REORGANIZATION PURSUED BY CONGOLEUM, (IV) CONGOLEUM'S ABILITY TO TIMELY REACH AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (V) THE COMPANY'S AND CONGOLEUM'S SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER OUTSTANDING DEBT INSTRUMENTS, AND AMENDMENT OF THOSE OUTSTANDING DEBT INSTRUMENTS, AS NECESSARY, TO PERMIT THE CONTEMPLATED NOTE CONTRIBUTION BY CONGOLEUM AND PLEDGE BY AMERICAN BILTRITE OF ITS SHARES OF CONGOLEUM STOCK TO THE TRUST TO BE ESTABLISHED UPON CONFIRMATION OF CONGOLEUM'S PRE-PACKAGED PLAN OF REORGANIZATION AND TO MAKE CERTAIN FINANCIAL COVENANTS IN THOSE DEBT INSTRUMENTS LESS RESTRICTIVE, (VI ) THE RESPONSE FROM TIME-TO-TIME OF LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM THE STRATEGY TO SETTLE ASBESTOS LIABILITY, (VII) THE ADEQUACY OF CONGOLEUM'S DEBTOR-IN-POSSESSION FINANCING TO PROVIDE IT WITH SUFFICIENT FUNDING DURING THE PENDENCY OF ITS CHAPTER 11 CASE AND EXIT FINANCING TO PROVIDE IT WITH SUFFICIENT FUNDING FOR ITS OPERATIONS AFTER EMERGING FROM THE BANKRUPTCY PROCESS, IN EACH CASE, ON REASONABLE TERMS, (VIII) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY PURSUED REORGANIZATION PLAN, (IX) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g), (X) THE IMPACT ANY ADOPTED FEDERAL LEGISLATION ADDRESSING ASBESTOS PERSONAL INJURY CLAIMS MAY HAVE ON THE COMPANY'S OR CONGOLEUM'S BUSINESSES, RESULTS OF OPERATIONS OR FINANCIAL CONDITIONS, (XI)THE ABILITY OF THE COMPANY TO REPLACE OR REFINANCE ITS SECURED CREDIT FACILITY ON OR PRIOR TO SEPTEMBER 30, 2006, THE FINAL MATURITY DATE OF THAT FACILITY, (XII) THE FUTURE COST AND TIMING OF PAYMENTS ASSOCIATED WITH AND AVAILABILITY OF INSURANCE COVERAGE FOR ENVIRONMENTAL AND NON-ASBESTOS RELATED PRODUCT AND GENERAL LIABILITY CLAIMS, (XIII) INCREASES IN RAW MATERIAL PRICES, (XIV) INCREASED COMPETITIVE ACTIVITY FROM COMPETITORS, SOME OF WHICH HAVE GREATER RESOURCES AND BROADER DISTRIBUTION CHANNELS, (XV) UNFAVORABLE

DEVELOPMENTS IN VARIOUS MARKETS FOR THE COMPANY'S PRODUCTS OR IN THE NATIONAL ECONOMY IN GENERAL, (XVI) SHIPMENT DELAYS, DEPLETION OF INVENTORY AND INCREASED PRODUCTION COSTS RESULTING FROM UNFORESEEN DISRUPTIONS OF OPERATIONS AT ANY OF THE COMPANY'S FACILITIES OR DISTRIBUTORS, (XVII) THE INCURRENCE OF PRODUCT WARRANTY COSTS, (XVIII) CHANGES IN CUSTOMERS FOR THE COMPANY'S PRODUCTS AND
(XIX) AMERICAN BILTRITE'S ABILITY TO TIMELY SELL OR OTHERWISE DISPOSE OF THE PROPERTY FROM ITS DISCONTINUED OPERATIONS RELATING TO ITS JANUS FLOORING CORPORATION SUBSIDIARY ON TERMS ACCEPTABLE TO AMERICAN BILTRITE AND IN ACCORDANCE WITH APPLICABLE REGULATORY OR OTHER LEGAL REQUIREMENTS, INCLUDING CANADIAN REGULATIONS AND LAWS. IN ADDITION, IN VIEW OF AMERICAN BILTRITE'S RELATIONSHIPS WITH CONGOLEUM, AMERICAN BILTRITE COULD BE AFFECTED BY CONGOLEUM'S NEGOTIATIONS WITH ITS VENDORS, CUSTOMERS, CREDITORS, COUNSEL REPRESENTING CURRENT OR FUTURE ASBESTOS PLAINTIFFS, CREDITOR COMMITTEES, AND OTHER CONSTITUENCIES THAT EXIST OR MAY EMERGE, AND THERE CAN BE NO ASSURANCE AS TO WHAT THAT IMPACT, POSITIVE OR NEGATIVE, MIGHT BE. IN ANY EVENT, THE FAILURE OF CONGOLEUM TO OBTAIN CONFIRMATION OF ITS ANTICIPATED PRE-PACKAGED PLAN OF REORGANIZATION WOULD HAVE A MATERIAL ADVERSE EFFECT ON CONGOLEUM'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND COULD HAVE A MATERIAL ADVERSE EFFECT ON AMERICAN BILTRITE'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN AMERICAN BILTRITE'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             AMERICAN BILTRITE INC.

                   RESULTS FOR THE THREE AND SIX MONTHS ENDED
                             JUNE 30, 2005 AND 2004
                        ($000, except per share amounts)


                                                      Three Months Ended                       Six Months Ended
                                                           June 30                                 June 30
                                                   2005                2004               2005                2004
                                               -----------         -----------         -----------         -----------

Net sales                                      $   109,542         $   112,510         $   216,966         $   211,925
                                               ===========         ===========         ===========         ===========

(Loss) income before other items               $   (14,559)        $     1,886         $   (13,405)        $       (13)
Noncontrolling interests                               (87)                (59)               (561)                (23)
                                               -----------         -----------         -----------         -----------

(Loss) income from continuing
  operations                                       (14,646)              1,827             (13,966)                (36)
Discontinued operation                                 (57)               (110)               (113)               (272)
                                               -----------         -----------         -----------         -----------

Net (loss) income                              $   (14,703)        $     1,717         $   (14,079)        $      (308)
                                               ===========         ===========         ===========         ===========

Basic and diluted earnings per share:
  (Loss) income per common share
    from continuing operations                 $     (4.25)        $      0.53         $     (4.06)        $     (0.01)
  Discontinued operation                             (0.02)              (0.03)              (0.03)              (0.08)
                                               -----------         -----------         -----------         -----------

Net (loss) income per share                    $     (4.27)        $      0.50         $     (4.09)        $     (0.09)
                                               ===========         ===========         ===========         ===========

Weighted average number of common
  and equivalent shares outstanding
    Basic                                        3,441,551           3,441,551           3,441,551           3,441,551
    Diluted                                      3,441,551           3,455,301           3,441,551           3,441,551

                             AMERICAN BILTRITE INC.

                   RESULTS FOR THE THREE AND SIX MONTHS ENDED
                             JUNE 30, 2005 AND 2004
                                   BY SEGMENT
                                     ($000)


                                                Three Months Ended                       Six Months Ended
                                                      June 30                                June 30
                                             2005                2004                2005                2004
                                           ---------           ---------           ---------           ---------

Revenues from external customers

  Flooring products                        $  58,108           $  62,951           $ 115,738           $ 114,951
  Tape products                               25,231              23,335              47,830              44,353
  Jewelry                                     13,788              15,119              29,676              30,873
  Canadian division                           12,415              11,105              23,722              21,748
                                           ---------           ---------           ---------           ---------
    Total revenues from external
      customers                            $ 109,542           $ 112,510           $ 216,966           $ 211,925
                                           =========           =========           =========           =========

Segment profit (loss) before taxes

  Flooring products                        $ (14,598)          $   1,976           $ (14,950)          $   1,541
  Tape products                                  891                 111                 922                 (87)
  Jewelry                                       (297)              1,518                 328                 804
  Canadian division                             (348)               (692)               (597)             (1,143)
  Corporate expenses                            (223)               (177)              1,847              (1,075)
                                           ---------           ---------           ---------           ---------

    Total profit (loss)                    $ (14,575)          $   2,736           $ (12,450)          $      40
                                           =========           =========           =========           =========

Corporate expenses for the six months ended June 30, 2005 include a gain of $2.3 million from the sale of a warehouse during the first quarter. The Flooring division's loss for the three and six months ended June 30, 2005 includes a $15.5 million charge by Congoleum to increase its reserves for asbestos related reorganization costs.